EXHIBIT 10.1

STOCK AWARD AGREEMENT

This Stock Award Agreement (this “Agreement”), dated as of DATE (the “Effective Date”), is between SoftBrands, Inc., a Delaware corporation (the “Company”) and EMPLOYEE NAME, (“Participant”).  This Stock Award is granted under the SoftBrands, Inc. 2001 Stock Incentive Plan (the “Plan”) and is subject to the terms of that Plan.  Capitalized terms used in this Agreement and not defined in this Agreement have the meanings assigned to them in the Plan.  This Agreement represents the Company’s unfunded and unsecured promise to issue Common Stock at a future date, subject to the terms of this Agreement and the Plan.

1.             Award.

The Company hereby grants Participant, subject to the terms and conditions of this Agreement and the Plan, a stock award (the “Stock Award”) with respect to # OF SHARES shares of the Common Stock, $.01 par value (the “Shares”), of the Company .  The Stock Award represents the right to receive the Shares only when, and with respect to the number of Shares to which, the Stock Award has vested (the “Vested Shares”).  The Stock Award is subject to the terms and conditions set forth in this Agreement and in the Plan.  A copy of the Plan will be furnished upon request of Participant.

2.             Vesting.

Subject to the terms and conditions of this Agreement and the Plan, the Stock Award shall vest and be converted into an equivalent number of shares that will be distributed to the Participant as follows:

On or after Each of the Following Dates	Percentage of Shares that Vest

First Anniversary of the Effective Date	25%
Second Anniversary of the Effective Date	25%
Third Anniversary of the Effective Date	25%
Fourth Anniversary of the Effective Date	25%

3.             Termination of Stock Award.

(a)           Except as provided in subsections (b) below, a Participant’s rights under this Agreement with respect to the Stock Award shall terminate at the earlier of (i) the time such Stock Awards are converted into Vested Shares, or (ii) the termination of Participant’s employment with the Company.  Upon termination of this Agreement in accordance with clause (ii) above, the Participant’s rights to all of the Shares subject to the Stock Award not vested on the date that Participant ceases to be an employee shall be immediately and irrevocably forfeited and the Participant will retain no rights with respect to the forfeited Shares.

(b)           Notwithstanding the provisions of Section 3(a)(ii) above, in the event of termination of Participant’s employment with the Company as a result of Participant’s death or disability (within the meaning of Code Section 22(e)(3)) while in the employ of the Company, the next vesting date for the Stock Award, as set out in Section 2(a) above, shall accelerate by twelve (12) months as of such date of termination.  The Participant’s rights in any unvested shares subject to this Stock shall terminate at the time Participant ceases to be an employee.

4.             Additional Restrictions on Transfer of Stock Award.

During the lifetime of Participant, this Stock Award cannot be sold, assigned, transferred, gifted, pledged, hypothecated or in any manner encumbered or disposed of at any time prior to delivery of the Vested Shares, other than by will or the laws of descent and distribution.

5.             Conversion of Stock Award to Shares; Responsibility for Taxes.

(a)           Provided Participant has satisfied the requirements of Section 5(b) below, after the vesting of the Stock Award with respect to Vested Shares, the Vested Shares will be distributed to Participant or, in the event of Participant’s death, to Participant’s legal representative, as soon as practicable. The distribution to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative, of Vested Shares shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company.  In the event ownership or issuance of Vested Shares is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Company in its sole discretion, Participant, or in the event of Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the value of the Vested Shares otherwise distributable to Participant, net of the satisfaction of the requirements of Section 5(b) below.

(b)           By signing this Agreement, Participant agrees that the Company may withhold from the Participant’s wages or other cash compensation, or at the sole election of the Company from Vested Shares to be distributed to Participant in accordance with Section 5(a), all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”) due from the Company or the subsidiary that is the Participant’s actual employer. In this regard, Participant authorizes the Company or the Participant’s actual employer to withhold all applicable Tax Related Items legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Participant’s actual employer.  To the extent that the Company determines that it is not feasible to withhold from wages, or not permissible under applicable law to withhold in Shares, then prior to the issuance of Vested Shares Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Participant’s actual employer (in their sole discretion) to satisfy all withholding obligations of the Company and/or the Participant’s actual employer. Participant shall pay to the Company or to the Participant’s actual employer any amount of Tax Related Items that the Company or the Participant’s actual employer may be required to withhold as a result of Participant’s receipt of the Stock Award and the vesting of the Vested Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver Vested Shares to Participant if Participant fails to comply with Participant’s obligation in connection with the Tax Related Items as described herein.

Regardless of any action the Company or the subsidiary of the Company that is Participant’s actual employer takes with respect to any or all Tax Related Items, Participant acknowledges that the ultimate liability for all Tax Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Participant’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Stock Award, including the grant of the Stock Award, the vesting of Stock Award with respect to Shares, the conversion of the Stock Award into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Stock Award to reduce or eliminate the Participant’s liability for Tax Related Items.

6.             Miscellaneous.

(a)           Plan Provisions Control.  In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b)           Rights of Stockholders.  Prior to the vesting a Stock Award with respect to Shares, and prior to the receipt by Participant, Participant’s legal representative or a permissible assignee of the Vested Shares pursuant to Section 5, neither Participant, Participant’s legal representative nor a permissible assignee of the Stock Award shall be or have any of the rights and privileges of a stockholder of the Company with respect to the Shares issuable to Participant pursuant to the terms of this Agreement.  Participant shall not be entitled to receive dividend equivalents on the Stock Award.

(c)           Distribution and Adjustment.  In accordance with Section 4(c) of the Plan, the Stock Award is subject to adjustment in the event that any distribution, recapitalization, reorganization, merger or other event covered by Section 4(c) of the Plan shall occur.

(d)           No Right to Employment.  The grant of this Stock Award shall not be construed as giving Participant the right to be retained in the employ of the Company or any Affiliate, or as giving a director of the Company or an Affiliate the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or this Agreement.  Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  This Stock Award shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Agreement or the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Participant shall be deemed to have accepted all the terms and conditions of the

Plan and this Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(e)           Governing Law.  The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

(f)            Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of this Agreement shall remain in full force and effect.

(g)           No Trust or Fund Created.  Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to a Stock Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(h)           Other Benefits.  No compensation or benefit awarded to or realized by Participant under the Plan or this Agreement shall be included for the purpose of computing Participant’s compensation under any compensation-based retirement, disability or similar plan of the Company unless required by law or otherwise provided by such other plan.

(i)            Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(j)            Confidentiality.  Participant shall not disclose either the contents or any of the terms and conditions of this Agreement to any other person and agrees that such disclosure may result in both immediate termination of the Stock Award without the right to exercise any part thereof and termination of employment with the Company.

(k)           Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(i)

If to the Company, to it at:

SoftBrands, Inc.
Two Meridian Crossings, Suite 800
Minneapolis, MN 55423

Attn:  Vice President – Human Resources

(ii)           If to Participant, to such address as most recently supplied to the Company by Participant and set forth in the Company’s records; or

(iii)          To such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance with this Section 6(k).

Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of facsimile transmission, when received (or if not sent on a business day, on the next business day after the date sent) and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

(l)            Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

(m)          Undertaking.  Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

(n)           Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

(o)           Entire Agreement.  This Agreement (and the other writings incorporated by reference herein, including the Plan) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral negotiations, commitments, representations and agreements with respect thereto.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

SOFTBRANDS, INC.

By:
Name:	David G. Latzke
Title:	SVP & CFO

PARTICIPANT

By:
Name:	EMPLOYEE NAME